Deutsche Bank AG New York Branch 60 Wall Street New York, New York 10005 Dated as of July 2, 2019 Choice Hotels International, Inc. 1 Choice Hotels Circle Suite 400 Rockville, Maryland 20850 Attention: Scott Oaksmith, Senior Vice President, Finance Re: $600,000,000 Amended and Restated Senior Unsecured Credit Facility Choice Hotels International, Inc. Extension Confirmation Ladies and Gentlemen: Reference is made to (i) the Amended and Restated Senior Unsecured Credit Agreement dated as of August 20, 2018 (as amended, amended and restated, supplemented or otherwise modified to date, the “Credit Agreement”; the terms defined therein, unless otherwise defined herein, being used herein as therein defined), by and among Choice Hotels International, Inc., a Delaware corporation (the “Borrower”), the Lenders, Deutsche Bank AG New York Branch, as Administrative Agent, Deutsche Bank Securities Inc., JPMorgan Chase Bank, N.A. and Wells Fargo Securities, LLC, as the Joint Lead Arrangers and the Joint Book Running Managers, JPMorgan Chase Bank, N.A. and Wells Fargo Bank, National Association, as Co-Syndication Agents and Wells Fargo Bank, National Association as Swingline Lender and (ii) that certain letter dated June 10, 2019 from the Borrower to the Administrative Agent requesting that each Lender extend such Lender’s current Maturity Date by one year (from August 20, 2023 to August 20, 2024) (the “Extension Request”). The Administrative Agent hereby confirms (a) the Administrative Agent’s receipt from the Borrower of an extension fee, paid to the Administrative Agent for the ratable account of each Lender, in an amount equal to 5 bps multiplied by each Lender’s Commitment as of the date hereof (the “Extension Fee”), (b) that each Lender has consented to the Extension Request and agreed to extend such Lender’s current Maturity Date by one year pursuant to a written notice delivered to the Administrative Agent prior to the date hereof in accordance with Section 2.16(a) of the Credit Agreement, subject to such Lender’s receipt of the Extension Fee, and (c) the extension of the Initial Maturity Date of the Facility with respect to each Lender, with the New Maturity Date being August 20, 2024 (or such earlier date on which the Commitments may terminate in accordance with clauses (b), (c) or (d) of the definition of “Maturity Date” in the Credit Agreement). The Borrower hereby confirms that the Credit Agreement and each of the other Loan Documents (as so extended) are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. This letter may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken NYDOCS03/1108502.2A Choice Hotels – Extension Confirmation Letter

together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this letter by facsimile or other electronic means shall be as effective as delivery of a manually executed counterpart of this letter. [Balance of page intentionally left blank.] NYDOCS03/1108502.2A Choice Hotels – Extension Confirmation Letter

Yours truly, DEUTSCHE BANK AG NEW YORK BRANCH, as Administrative Agent By: /s/ Deutsche Bank AG New York Branch Name: Title: By: /s/ Deutsche Bank AG New York Branch Name: Title: ACKNOWLEDGED AND AGREED: CHOICE HOTELS INTERNATIONAL, INC., a Delaware corporation, as Borrower By: /s/ Dominic E. Dragisich Name: Dominic Dragisich Title: Chief Financial Officer Signature Page NYDOCS03/1108502 Choice Hotels – Extension Confirmation Letter